BYLAWS OF
NAUTILUS MARINE ACQUISITION CORP.
A REPUBLIC OF THE MARSHALL ISLANDS CORPORATION

ARTICLE I
OFFICES

SECTION 1. REGISTERED OFFICE. The registered address of Nautilus Marine Acquisition Corp. (the “Corporation”), is The Trust Company of the Marshall Islands, Ajeltake Island, Ajeltake Road, Majuro, MH 96960, Marshall Islands. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, within or outside the Republic of the Marshall Islands, as the board of directors (the “Board of Directors”), may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal executive office of the Corporation, or at such other place within or outside of the Republic of the Marshall Islands as may be fixed from time to time by the Board of Directors.

SECTION 2. ANNUAL MEETINGS. Annual  meetings of shareholders shall be held on such day, in such month, in such place, and at such time as may be designated by the Board of Directors and set forth in the notice of meetings. At each annual meeting of shareholders the shareholders  shall elect directors and transact such other business as may properly be brought before the meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time for any purpose or purposes by the Board of Directors or by the Chief Executive Officer, and shall be called by a Chief Executive Officer, President or the Secretary upon the written request of the majority of the directors or upon the written request of the holders of at least a majority of all outstanding shares entitled to vote on the action proposed to be taken. Such written request must state the date, time, place, and purpose or purposes of the proposed meeting. A special meeting of shareholders called by the Board of Directors or a Chief Executive Officer, other than one required to be called by reason of a written request of shareholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

SECTION 4. NOTICE OF MEETINGS. Written notice of each annual meeting or special meeting of shareholders, stating the place, date and time of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving notice, intends to present for action by the shareholders, must be given in the manner set forth in Article VI of these bylaws (the “ Bylaws”) not less than fifteen (15) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If directors are to be elected, the notice shall include the names of all nominees whom the Board intends, at the time of notice, to present for election.

The notice shall also state the purpose for which the meeting is called.

SECTION 5. QUORUM AND ADJOURNMENTS. Except as otherwise required by law or the Articles of Incorporation, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of shareholders will be necessary, and will constitute a quorum,  for the transaction of business at such meeting. In no event will a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.  If a quorum is not present or represented by proxy at any meeting of shareholders, the presiding officer may adjourn the meeting from time to time until a quorum is present. It the meeting was adjourned for any reason other than a lack of quorum or unless these Bylaws require otherwise, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken.  An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each shareholder of record entitled to vote at the adjourned meeting.

SECTION 6. PROXY AND VOTING. At any meeting of shareholders each shareholder having the right to vote may vote in person or by proxy.  Except as otherwise provided by law or the Articles of Incorporation, each shareholder will be entitled to one (1) vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections of directors will be determined by plurality votes. Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it.

SECTION 7. WRITTEN CONSENTS. Whenever the vote of shareholders at a meeting is required or permitted in connection with any corporate action, the meeting need not take place and the and vote may be dispensed with if the action taken has the written consent of all of the shareholders entitled to vote with respect to the subject matter thereof.

   SECTION 8. NOTICE OF SHAREHOLDER BUSINESS AT MEETINGS OF SHAREHOLDERS.

 The following provisions of this Section 8 shall apply to the conduct of business at any meeting of the shareholders. As used in this Section 8, the term annual meeting shall include any special meeting.

(a) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 8, who is entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 8.

(b) For business to be properly brought before any meeting of the shareholders by a shareholder pursuant to clause (iii) of paragraph (a) of this Section 8, the shareholder must have given timely notice thereof in writing to the Chief Financial Officer of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date for such meeting, regardless of any postponements, deferrals or adjournments of such meeting to a later date; provided, however, that for any meeting of shareholders for which less than 90 days notice or public disclosure of the date of the annual meeting is given or made to shareholders, a shareholder’s notice shall be timely if delivered to or mailed and received at the Corporation’s principal executive offices not later than the 10th day following the day on which public announcement of the date of such meeting of shareholders is first made or sent by us and at least 10 days prior to the date of the meeting.  A shareholder's notice to the Corporation shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other shareholders or beneficial owners known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such shareholder, by the beneficial owner, if any, on whose behalf the proposal is made and by any other shareholders or beneficial owners known by such shareholder to be supporting such proposal, and (iv) any material interest of such shareholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other shareholders or beneficial owners known by such shareholder to be supporting such proposal in such proposed business, to the extent known by such shareholder.

(c) The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

(d) This Section 8 shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as provided in these Bylaws.

ARTICLE III
DIRECTORS

SECTION 1. FUNCTION. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws.

SECTION 2. NUMBER. The number of directors which will constitute the entire Board of Directors shall be such number, not less than three (3) nor more than nine (9), as shall be determined by the Board of Directors from time to time, provided that in the event the outstanding shares of stock are owned by fewer than three (3) shareholders the number of directors may be a number not less than the number of shareholders. Until further action by the Board of Directors, the number of directors which shall constitute the entire Board of Directors shall be five (5). As used in these Bylaws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3. ELECTION AND TERM. Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of shareholders. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, each director elected will serve until the next succeeding annual meeting of shareholders or until his successor is elected and qualified.

SECTION 4. NOMINATIONS. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of shareholders of the Corporation may be made at such meeting (i) by or at the direction of the Board of Directors, (ii) by any committee or persons appointed by the Board of Directors or (iii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Article II, Section 8(a)(iii).  Such shareholder’s notice to the Chief Financial Officer shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee and (d) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission promulgated under Section 14 of the Securities Exchange Act of 1934, as amended. The  Corporation may require any proposed  nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the defective nomination shall be disregarded.

SECTION 5. REMOVAL. Any of the directors may be removed for cause by vote of a majority of the entire Board. Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

SECTION 6. VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, shall serve until the next succeeding annual meeting of shareholders and until his successor is elected and qualified.

SECTION 7. LOCATION OF BOOKS AND RECORDS. The books of the Corporation, except such as are required by law to be kept at the business address of the Corporation, may be kept at such place or places within or outside of the Republic of the Marshall Islands as the Board of Directors may from time to time determine.

SECTION 8. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders. If the meeting is held at the place of the meeting of shareholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside the Republic of the Marshall Islands, as shall from time to time be determined by the Board of Directors.

SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by a Chief Executive Officer, on at least four (4) days’ notice by mail or forty-eight (48) hours’ notice to each director delivered personally or by telephone or facsimile with receipt acknowledged, and shall be called by a Chief Executive Officer, President or the Secretary on like notice at the written request of any two directors (one of which must include the Chairman of the Board, if there is one, or a Chief Executive Officer).

SECTION 4. NOTICE OF MEETINGS. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VI of these Bylaws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

 SECTION 5. QUORUM, ACTION AND ADJOURNMENTS. Except as otherwise required by law or the Articles of Incorporation or other provisions of these Bylaws, a majority of the directors in office, but in no event less than one-third (1/3) of the entire Board of Directors, will constitute a quorum for the transaction of business, provided that if there shall be fewer than three (3) directors in office, then the number of directors in the office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

SECTION 6. WRITTEN CONSENTS. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors and is filed with the minutes of the Board of Directors.

SECTION 7. ACTION BY TELEPHONIC CONFERENCE. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

ARTICLE V
COMMITTEES

SECTION 1. COMMITTEES. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two (2) or more directors, and may also designate one (1) or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and, to the extent permitted by law, the other committees will have such authority as the Board of Directors grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

SECTION 2. PROCEDURES. Each committee shall  keep regular  minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee constitutes a quorum and the act of a majority of members present at the meeting may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

SECTION 3. WRITTEN CONSENTS. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

SECTION 4. ORGANIZATION, MEETINGS, NOTICES, ETC. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee members may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless stated otherwise in its charter, any notice of a meeting of such committee may be given to members thereof in accordance with Article VI.

SECTION 5. COMPENSATION. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

SECTION 6. RESIGNATION. Any member of a committee may resign at any time by giving notice of such resignation to the Board of Directors. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

ARTICLE VI
NOTICES

SECTION 1. NOTICE TO SHAREHOLDERS. Any notice to a shareholder shall be given personally or by first-class mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of shareholders.

SECTION 2. NOTICE TO DIRECTORS. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission or similar instrumentality. A notice will be deemed given when actually given in person or by telephone, when received, if given by facsimile transmission or on the third business day after the day when deposited with the United States mail, postage prepaid directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

SECTION 3. WAIVER OF NOTICE. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. The waiver of the notice need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
OFFICERS

SECTION 1. DESIGNATIONS. The officers of the Corporation may include a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer or may include more than one of each such officer position. In addition, the Board of Directors may also elect a Chairman of the Board, a Vice Chairmen of the Board, and one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, or one or more Chief Financial Officers, and such other officers as it may from time to time deem advisable. Any number of offices may be held by the same person. No officer except the Chairman of the Board need be a director of the Corporation.

SECTION 2. ELECTIONS, TERM AND REMOVAL. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving  written  notice to the Board of Directors or to a Chief Executive Officer. Such resignation will take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation will not be necessary to make it effective.

SECTION 4. COMPENSATION. The compensation of officers shall be fixed by the Board of Directors or by the compensation committee, if any, of the Board of Directors.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the management of the business and affairs of the Corporation, subject to the control of Board of Directors, and will ensure that all orders and resolutions of the Board of Directors are carried into effect. The Chief  Executive  Officer will preside over  any meetings of the shareholders and of the Board of Directors at which neither the Chairman of the Board nor a Vice Chairman is present.

SECTION 7. OTHER OFFICERS. The officers of the Corporation, other than the Chairman of the Board and the Chief Executive Officer, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

SECTION 8. FIDELITY BONDING. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VIII
CERTIFICATES FOR SHARES

SECTION 1. CERTIFICATES. The shares of capital stock of the Corporation may be certificated or uncertificated, as permitted under Sections 35 and 42 of the Business Corporations Act of the Republic of the Marshall Islands.   Every holder of capital stock of the Corporation shall be entitled to have a certificate for shares of capital stock of the Corporation signed, in the name of the Corporation by (a) the Chairman of the Board or Chief Executive Officer and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, representing the number of shares owned by such shareholder in the Corporation. Any certificates shall be, in such form as is required by law and the Board of Directors may from time to time prescribe, signed by either the Chief Executive Officer, President or Chief Financial Officer and the Secretary or the Treasurer.

SECTION 2. FACSIMILE SIGNATURES. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

SECTION 3. LOST, STOLEN  OR  DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued (or uncertificated shares be registered in lieu of a new certificate) in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the shareholder  claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate (or the registration of uncertificated shares), the Board of Directors may, in its discretion, and as a condition precedent to its issuance (or the registration of uncertificated shares), require the owner of such lost, stolen or destroyed certificate to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate.

SECTION 4. SURRENDER, TRANSFER AND CANCELLATION. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any transfer of capital stock unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

SECTION 5. RECORD DATE. The Board of Directors may fix a date as the record date for determination of the shareholders entitled to notice of or to vote at any meeting of shareholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. The record date must be not less than fifteen (15) nor more than sixty (60) days before the date of the meeting, nor more than sixty (60) days prior to the proposed action. If no record date is fixed, the record date will be as provided by law. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 6. SHAREHOLDERS OF RECORD. The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of the Republic of the Marshall Islands.

ARTICLE IX
INDEMNIFICATION

SECTION 1. SUITS BY THIRD PARTIES. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

SECTION 2. DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3. INDEMNIFICATION AS OF RIGHT. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only if the party is successful on the merits or otherwise in defense of the action and as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the shareholders.

SECTION 5. ADVANCE OF FUNDS. Expenses (including attorneys fees) incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 6. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 7. SUCCESSORS AND ASSIGNS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8. INSURANCE PREMIUMS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

SECTION 9. REFERENCES TO “CORPORATION.” References in this Article to “the Corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 10. REFERENCES TO CERTAIN TERMS. For purposes of this Article, references to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” will include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

SECTION 11. APPLICATION OF ARTICLE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 12. RETROACTIVE EFFECT. The provisions of this Article will be deemed retroactive and will include all acts of the officers and directors of the Corporation since the date of incorporation.

ARTICLE X
GENERAL PROVISIONS

SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation will end on October 31, unless changed to such other date as the Board of Directors may prescribe.

ARTICLE XI
AMENDMENTS

SECTION 1. BYLAWS. These Bylaws may be amended or repealed, and new Bylaws may be adopted, amended or repealed (a) at any regular or special meeting of shareholders, or (b) by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors but any bylaws adopted by the Board of Directors may be amended or repealed by the vote of the shareholders entitled to vote thereon.